STRATEGIC REALTY TRUST

400 S. El Camino Real
Suite 1100
San Mateo, CA 94402
650-343-9300
SRTREIT.com

SHAREHOLDER NEWSLETTER

July 17, 2014

HEADLINES

- *THE BOARD OF DIRECTORS DECLARES A 20% INCREASE IN DISTRIBUTION*
- *THE BOARD OF DIRECTORS ESTABLISHES AN ESTIMATED PER SHARE VALUATION*
- *SRT's INVESTMENT OBJECTIVES*
- *THE BOARD OF DIRECTORS RENEWS THE ADVISOR CONTRACT*

Important Dates

Prior 10Q Filing May 12
Next 10Q Filing August 14

Next Shareholder Newsletter August 14

Next Shareholder Call August 21*

Next Distribution Payment July 30

* See website for details

THE BOARD OF DIRECTORS DECLARES 20% INCREASE IN DISTRIBUTION

On June 26, 2014 the Board of Directors declared a distribution of $.06 per share payable on July 30, 2014 to shareholders of record on June 30, 2014. This is a 20% increase from last quarter and would be an annual rate of $.24 per share.

The Company is working on a new line of credit with KeyBank to replace the expiring line. We have been operating under a forbearance arrangement with KeyBank since the line default in 2012. In addition, the Company is also working on attracting an institutional partner to joint venture certain of the Company's assets. The proceeds received from the institutional partner's investment in the joint venture could allow the Company to redeploy existing capital into new acquisitions of higher growth urban retail properties in core west coast markets, while retaining an interest in the cash flow and profit potential of the joint venture properties.

Successful execution of these transactions could result in a higher cash flow, which could lead to higher distributions later this year and could allow the Company to review opening a redemption program for death or disability of a shareholder.


Schnucks
Publix
Walmart

STRATEGIC REALTY TRUST

400 S. El Camino Real
Suite 1100
San Mateo, CA 94402
650-343-9300
SRTREIT.com

SHAREHOLDER NEWSLETTER July 17, 2014

THE BOARD OF DIRECTORS ESTABLISHES AN ESTIMATED PER SHARE VALUATION

As previously announced, the Company retained Robert A. Stanger & Co. ("Stanger"), a highly qualified national real estate appraisal and valuation firm, to appraise the Company's properties and to review its financial statements and debt in order to determine an estimate of the Net Asset Value ("NAV") of the Company.

Stanger visited and appraised each asset and reviewed the Company's financial statements with respect to other assets such as cash and receivables. In addition Stanger reviewed all of the Company's debt and "marked the debt to market", a process that attempts to value the debt at a higher or lower amount than the face amount of the debt due to over or under market interest rates.

After reviewing Stanger's valuation report, and in consultation with Stanger and the Company's advisor, the Company's independent directors and Board of Directors each determined that an estimated value per share of $7.11 was reasonable.

What were the primary drivers of the share value reduction of $ 2.89 from $10.00 to $7.11? Have the properties appreciated since they were purchased?

Total paid in capital net of offering and organization costs (including dividend reinvestment plan shares issued, redemptions and share grants) was $8.77 per share of common stock, which is $1.23 of the difference from the $10 share price.

The remaining difference of $1.46 is primarily made up of the net of the following:

The net appreciation of the current portfolio from the purchase price (not including transaction costs) to the appraised value in the Stanger NAV estimate is approximately $1.65 per share.

This is offset by:

- Transaction costs (including unamortized loan fees) for the acquisition and loan costs of all 21 properties purchased of $1.54 per share.
- The loss on the Lahaina property of $.52 per share.
- The return of capital distributions to shareholders of $1.04 per share.
- Adjustment to mark company debt to market of $0.18 per share.

The NAV per share does not imply that the Company could be liquidated for that amount as there would be closing and liquidation costs. For more information relating to the Company's estimated value per share and a full description of the methodologies used to value the Company's assets and liabilities in connection with the calculation of the estimated value per share, please see the Company's Current Report on Form 8-K filed with the SEC on July 17, 2014.

This table illustrates the primary drivers of the share value reduction of $ 2.89 from $10.00 to $7.11.

$10.00	Offering Share Price
$(1.23)	Offering and Organization cost and share discounts
$(1.54)	Transaction cost to acquire all property
$(1.04)	Return of Capital to Shareholders (distributions)
$(0.52)	Loss on Lahaina
$(0.03)	Other
$(0.18)	Adjustment to mark debt to market
$ 1.65	Property appreciation
$ 7.11	Current Net Asset Value per share


Schnucks
Publix
Walmart

STRATEGIC
REALTY TRUST

400 S. El Camino Real
Suite 1100
San Mateo, CA 94402
650-343-9300
SRTREIT.com

SHAREHOLDER NEWSLETTER July 17, 2014

SRT's Investment Objectives Remain Unchanged

Original Investment Objectives

- Preserve, protect, and return stockholders' capital contributions;
- Pay predictable and sustainable distributions to stockholders; and
- Realize capital appreciation upon the ultimate sale of the investments we acquire.

Continue to focus on retail properties primarily in the Western States.

Continue with the original liquidity event strategy, which could be:

- A listing of the Company's shares on a national stock exchange.
- A sale of all of our assets in a portfolio transaction or a series of portfolio transactions and a liquidating cash distribution to all shareholders.
- A merger with another company where shareholders receive either cash or stock or a combination.

We are excited about the future of Strategic Realty Trust. With the Board of Directors, we are working diligently to grow the Company, its share value and its distributions.

Our Specific Goals are to:

Raise equity from institutional investors and partners in order to:

- Open the death and disability redemption program.
- Have some type of general liquidity program of redemption.
- Continue to grow the Company and its distribution.

Actively manage the portfolio and recycle capital by selling stabilized assets and investing in new assets with more profit potential in order to:

- Increase distributions
- Grow Net Asset Values
- Position the Company for a public listing or other liquidity event in 2-3 years
- All consistent with the original objectives


Schnucks
Publix
Walmart

STRATEGIC
REALTY TRUST

400 S. El Camino Real
Suite 1100
San Mateo, CA 94402
650-343-9300
SRTREIT.com

SHAREHOLDER NEWSLETTER

July 17, 2014

THE BOARD OF DIRECTORS RENEWS THE ADVISOR CONTRACT

The Company has extended the advisory contract with SRT Advisors, LLC, an affiliate of Glenborough, LLC for an additional one year term. Since August of 2013 the new advisor along with the Board have:

- Put in place a plan to stabilize the Company, solve the loan defaults, clean up the mounting payables and restore working capital.
- Restarted the distribution within a few months of becoming the advisor.
- Sold three properties, all at good prices. The sales proceeds retained allowed the Company to set aside some cash reserves and replenish working capital.
- Reduced the KeyBank debt from over $37 million to just over $4 million.
- Reduced overall debt from over $210 million at the end of 2012 to $124 million after the January 2014 sale of Visalia. This is a reduction of $86 million in debt and leaves SRT's total debt to gross book value of assets at 59%.
- Focused on fixing many tenant billing issues and disputed tenant charges at the properties, some dating back for years with prior owners.
- Reduced the outstanding tenant receivables and have reduced the amount owed by tenants to us from over $2.3 million at March 31, 2013 to $1.6 million at March 31, 2014, a reduction of 30%.
- Made a number of changes in the leasing process, replaced many of the leasing brokers and increased the portfolio to 87% leased.
- Successfully transitioned to a new transfer agent.

During the past year Glenborough became the largest shareholder in the Company by acquiring the shares owned by the former advisor and its affiliates.